EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121230) pertaining to the 2004 Equity Incentive Plan, the 2004 Employee Stock Purchase Plan, and the 2004 Non-Employee Directors’ Stock Option Plan of Conor Medsystems, Inc. of our report dated March 23, 2005, with respect to the consolidated financial statements of Conor Medsystems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/    Ernst & Young LLP

Palo Alto, California

March 29, 2005